EXHIBIT 10.1

TRIPLE NET LEASE

THIS TRIPLE NET LEASE AGREEMENT (this “Lease”), made and entered into as of the 23rd day of April, 2018, by and between VOLTARI REAL ESTATE HOLDING LLC, a Delaware limited liability company (“Landlord”), and THE McCLATCHY COMPANY, a Delaware corporation (“Tenant”).

A. Landlord is the owner of certain improved real property (the “Premises”) located at 1401 Shop Road, in the City of Columbia, County of Richland, State of South Carolina, and more particularly described on Exhibit A attached hereto and shown on the plan attached hereto as Exhibit A-1.

B. Landlord desires to lease to Tenant and Tenant desires to lease from Landlord the Premises, all upon the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the mutual covenants set forth herein, the parties do hereby agree as follows:

ARTICLE 1
KEY TERMS

1.1 Lease of Premises. Landlord hereby leases unto Tenant and Tenant hereby leases from Landlord the Premises and the buildings, building fixtures and improvements now or hereafter located thereon (the “Improvements”), and the rights of ingress and egress, easements and appurtenances thereto. Tenant currently occupies the Premises, is familiar with the Premises, and its condition and suitability for Tenant’s use and Tenant acknowledges that Landlord has not made any warranty or representations, expressed or implied, as to the condition or suitability of the Premises for Tenant’s intended use and that Tenant is leasing the Premises and hereby accepts the Premises in its “AS IS” and “WHERE IS” condition. Tenant is aware of the environmental condition of the Premises and shall at all times occupy the Premises explicitly subject thereto and without recourse against Landlord. Landlord shall not have any obligation to make any repairs, alterations or improvements to the Premises either at or prior to the Commencement Date (as defined below) or at any time thereafter during the Term (as defined below).

1.2 Term of Lease.

1.2.1 Initial Term. The initial term of this Lease (“Initial Term”) shall commence on the Commencement Date and shall terminate at 11:59 p.m. on the last day of the month during which fifteenth (15th) anniversary of the Commencement Date occurs (the “Expiration Date”), subject to Tenant’s right to extend this Lease as set forth in Section 1.2.3.

1.2.2 Commencement Date. The “Commencement Date” shall be the date that The State Media Company, a South Carolina corporation and an affiliate of Tenant (“Seller”), conveys fee title to the Premises to Landlord.

EXHIBIT 10.1

1.2.3 Extension Term(s). Provided that Tenant is not then in default beyond any applicable notice and cure period under any term or condition of this Lease at the time of exercise of its Extension Option (as hereinafter defined) or at the end of the then-current term, Tenant shall have the option to extend the Term of this Lease for an additional five (5) years (each an “Extension Term”) on up to three (3) successive occasions (each an “Extension Option”) provided further that Tenant gives Landlord written notice (“Extension Term Exercise Notice”) of each such extension at least twelve (12) months prior to the end of the then-current term. Notwithstanding the foregoing, the third Extension Term (if applicable) shall be for a term of four (4) years and nine (9) months, rather than five (5) years. The Base Rent due hereunder for each Extension Term shall be determined as set forth in Section 1.3.1.3.

1.2.3.1 Except as expressly provided herein, Landlord shall have no additional obligations during the Initial Term, or any Extension Term, or in connection with the exercise of any Extension Option, including without limitation: (i) Landlord shall have no obligations to pay any brokerage fees; (ii) Landlord shall have no obligation to make any improvements, alterations or refurbishment to the Premises; (iii) Landlord shall have no obligation to pay or to provide any amount of tenant improvement allowance; and (iv) Landlord shall have no obligation to extend or provide any free or reduced rent during the Extension Term.

1.2.4 Term. For purposes of this Lease, any reference to the “Term” of this Lease shall include the Initial Term and any Extension Terms.

1.3 Rent. Tenant covenants and agrees to pay to Landlord the following as rent for lease of the Premises:

1.3.1 Base Rent.

1.3.1.1  Initial Amount. During the Term hereof, commencing on the Commencement Date, Tenant shall pay to Landlord, in advance on the first day of each calendar month in equal monthly installments at the address set forth in Section 7.1 or such other place as Landlord may from time to time designate, without demand or right of set-off except to the extent (if any) otherwise expressly set forth in this Lease, fixed and minimum annual rental (“Base Rent”) in the following amounts: during the Initial Term the amount of annual Base Rent shall be One Million Six Hundred Thirteen Thousand and No/100 Dollars ($1,613,000.00) payable in equal monthly installments of One Hundred Thirty-Four Thousand Four Hundred Sixteen and 67/100 Dollars ($134,416.67).

1.3.1.2  Adjustments to Base Rent During Initial Term. On the day which is the fifth (5th) anniversary of the Commencement Date, and, thereafter, on the day which is the tenth (10th) anniversary of the Commencement Date (each, an “Adjustment Date”), the Base Rent shall be increased above the then-current Base Rent by an amount equal to 10% of such Base Rent.

1.3.1.3 Adjustments to Base Rent During Extension Term(s).

(a) The annual Base Rent due for the first year of each Extension Term shall be the greater of (1) an amount equal to the then current annual fair market rental value of the Premises for a five (5) year term (“Fair Market Rent”) as of the commencement of the applicable Extension Term (“Fair Market Adjustment Date”), or (2) an amount equal to the annual Base Rent for the immediately preceding lease year. In no event shall Fair Market Rent be less than an amount equal to the annual Base Rent for the immediately preceding lease year.

EXHIBIT 10.1

(b) Promptly following Tenant’s delivery of the Extension Term Exercise Notice, Tenant and Landlord shall negotiate in good faith, to establish the Fair Market Rent for the Premises as of the Fair Market Adjustment Date, in accordance with this Section 1.3.1.3.

(c) If Landlord and Tenant cannot agree upon the amount of Fair Market Rent on or before the date which occurs eight (8) months prior to the commencement of the applicable Extension Term, Landlord and Tenant each shall have the right, by written notice to the other, to submit such Fair Market Rent to arbitration for determination in accordance with the following subsections under this Section 1.3.1.3.

(i) Fair Market Rent shall be determined by impartial arbitrators, one to be chosen by Landlord, one to be chosen by Tenant, and a third to be selected, if necessary, as below provided. The unanimous written decision of the two first chosen, without selection and participation of a third arbitrator, or otherwise, the written decision of a majority of three arbitrators so chosen and selected shall be conclusive and binding upon Landlord and Tenant.

(ii) Landlord and Tenant shall each notify the other of its chosen arbitrator within ten (10) days following the call for arbitration and, unless such two arbitrators shall have reached a unanimous decision within thirty (30) days after their designation, they shall notify the President of the American Arbitration Association (or such organization as may succeed to said American Arbitration Association) and request it to select an impartial third arbitrator, who shall: be an office building owner, a real estate counselor or a broker who has at least 10 years professional experience in the appraisal and/or leasing of commercial office buildings in the Columbia, South Carolina metropolitan area to determine Fair Market Rent.

(iii) Such third arbitrator and the first two chosen shall, subject to the commercial arbitration rules of the American Arbitration Association, hear the parties and their evidence and render their decision within thirty (30) days following the conclusion of such hearing and notify Landlord and Tenant thereof. Landlord and Tenant shall bear the expense of the third arbitrator (if any) equally.

(iv) The decision of the arbitrators shall be binding and conclusive and judgment upon the award or decision of the arbitrators may be entered in any federal or state court located in the State where the Premises are located; and the parties consent to the jurisdiction of such court. If the dispute between the parties as to the Fair Market Rent has not been resolved before the commencement of the Extension Term, then Tenant shall pay Base Rent based upon ten percent (10%) premium over the annual Base Rent in effect immediately prior to the commencement of the Extension Term in question until either the agreement of the parties as to the Market Rent, or the decision of the arbitrators, as the case may be, at which time either Tenant shall pay any underpayment to Landlord or Landlord shall refund any overpayment to Tenant.

(d) Once Fair Market Rent has been established pursuant to this Section 1.3.1.3, then said Fair Market Rent shall constitute the Base Rent payable commencing on the applicable Fair Market Adjustment Date, subject to further adjustment as set forth in Section 1.3.1.4 hereof.

EXHIBIT 10.1

(e) The Fair Market Rent for the Premises is defined as the current rental rates being charged for premises similar to the Premises in Columbia, South Carolina within five (5) miles of the Premises, taking into account all of the terms and conditions of this Lease other than rental and assuming a five (5) year term. For example, a determination of Fair Market Rent may take into consideration, without limitation, (1) Tenant’s cost of relocation; (2) the annual (or monthly) amount that a willing non-renewal, non-expiration new tenant would pay and a willing Landlord would accept for the Premises at arm’s length, giving appropriate consideration to the value of the Land, market capitalization rates, annual rental rates per square foot, types of escalation clauses, length of lease term, size and location of the Premises, current condition of the Premises (without any allowance for tenant improvements or refurbishment), and considering the current (as opposed to the highest and best) uses of the Premises, and other generally applicable terms and conditions of tenancy, (3) the fact that Landlord shall have no obligations to pay any brokerage fees in connection with exercise of the Extension Option. For purposes of this Lease, Fair Market Rent for the Premises shall mean the Premises as defined in this Lease, but excluding any and all Tenant FFE&I.

(f) If the parties have not determined Fair Market Rent prior to the Fair Market Adjustment Date, using the protocols described above, from and after the Fair Market Adjustment Date of the then applicable Extension Term, through and until the establishment of Fair Market Rent for such term, Tenant shall pay annual Base Rent in an amount equal to the amount of annual Base Rent in effect immediately prior to the commencement of the Extension Term, plus an amount equal to a ten percent (10%) premium over the annual Base Rent in effect immediately prior to the commencement of the Extension Term. Upon determination of Fair Market Rent, Landlord shall calculate the difference, if any, between the amount of annual Base Rent actually paid by Tenant during the applicable Extension Term pursuant to this Section 1.3.1.3(f) and the annual Base Rent pursuant to the determination of Fair Market Rent for the period from the Fair Market Rent Adjustment Date and the determination date of Fair Market Rent (the “Fair Market Rent Difference”). Within fifteen (15) calendar days after the Fair Market Rent has been established using the protocols described above, if the Fair Market Rent Difference shall be a negative number, Tenant’s next monthly payment of Base Rent shall increase by a dollar amount equal to negative one times the Fair Market Rent Difference. By way of example only, if Tenant paid $100 of Base Rent and $200 of Base Rent is due pursuant to Fair Market Rent, the Fair Market Rent Difference is $100 - $200 = - $100 dollars, and Tenant would owe landlord -1 * - $100 = $100.00, in addition to Tenant’s next monthly Base Rent payment. If the Fair Market Rent Difference shall be a positive number, Landlord in its sole and reasonable discretion may elect either to (1) offset Tenant’s next monthly payment(s) of Base Rent then due by an amount equal to the Fair Market Rent Difference, or (2) refund the amount of the Fair Market Rent Difference to Tenant in cash payable on or before the date that is thirty (30) days after the date of determination of the Fair Market Rent.

1.3.1.4 Further Adjustments. Commencing on the first day after the conclusion of the first twelve (12) full calendar months of each Extension Term, and then continuing annually thereafter on the one (1) year anniversary such date, the Base Rent shall be increased above the previous year’s Base Rent by an amount equal to 2.00% of such prior Base Rent.

EXHIBIT 10.1

1.4 Payment and Proration of Rental.

1.4.1 All Base Rent payments are to be made in advance on the first day of each calendar month included in the Initial Term and Extension Terms, if exercised; and for any portion of a calendar month at the beginning or end of the Initial Term and the Extension Terms if exercised, at the applicable rate payable in advance for such portion.

1.4.2 If the Commencement Date begins on a date other than the first day of a calendar month, or the Term of the Lease ends on a day other than the last day of the calendar month, Base Rent for such month shall be prorated, based on the number of days in the applicable calendar month. Tenant shall pay an interest charge at the Default Rate set forth in Section 1.5 for Rent received by Landlord more than five (5) business days following the due date.

1.4.3 Tenant shall pay all Base Rent and all other amounts payable directly by Tenant to Landlord under this Lease without deduction or setoff, notice or demand, in immediately available funds in lawful money of the United States, to Landlord at the address for notices to Landlord set forth in this Lease or at such other place as Landlord may hereafter designate in writing.

1.5 Default Rate. “Default Rate” means an annual rate of interest equal to the lesser of (a) the maximum rate of interest allowed in the State of South Carolina for commercial purposes by business entities, or (b) ten percent (10%).

1.6 Security Deposit. Upon Tenant’s execution and delivery of this Lease, Tenant shall deliver to Landlord a security deposit which shall be a sum equal to three (3) months Base Rent in the amount of $403,250.01 (the “Security Deposit”). Except as set forth in this Section 1.6, Landlord shall hold the Security Deposit throughout the Initial Term as security for the performance by Tenant of all obligations to Landlord. The Security Deposit is not an advance payment of Rent or a measure or limit of Landlord’s damages upon an event of default. Landlord shall have the right from time to time, without prejudice to any other remedy Landlord may have on account thereof, to apply the Security Deposit, or any part thereof, to Landlord’s damages arising from, or to cure (in whole or in part), any event of default by Tenant (after giving effect to any applicable notice and cure period(s)). If Landlord shall so apply any or all of the Security Deposit, Tenant shall immediately deposit with Landlord the amount so applied to replenish the Security Deposit to its original amount. Landlord shall return the Security Deposit, or such amount thereof not applied in accordance with the terms of this Lease, to Tenant on or before the date (“Refund Date”) that is sixty (60) days after the later to occur of (a) the Expiration Date or earlier termination of the Term and the surrender of possession of the Premises by Tenant to Landlord at such time, or (b) the date after the Expiration Date or earlier termination of the Term (and the surrender of possession of the Premises by Tenant to Landlord at such time) on which Tenant pays to Landlord any reconciliation amounts due. While Landlord holds such Security Deposit, Landlord shall have no obligation to pay interest on the same and shall have the right to commingle the same with Landlord’s other funds. If Landlord conveys Landlord’s interest under this Lease, the Security Deposit, or any part thereof not previously applied, shall be turned over by Landlord to Landlord’s grantee, and, if so turned over and after written notice thereof to Tenant, Tenant agrees to look solely to such grantee for proper application of the Security Deposit in accordance with the terms of this Section 1.6 and the return thereof in accordance herewith. Landlord’s Mortgagee shall not be responsible to Tenant for the return or application of any such Security Deposit, regardless of whether it succeeds to the position of Landlord hereunder, unless such shall have been actually received by such Landlord’s Mortgagee.

EXHIBIT 10.1

1.7 Net Lease. This Lease is intended to be and shall be an absolute “net, net, net” lease, and the Base Rent and any and all other sums payable hereunder by Tenant (all of which shall be deemed to be additional rent) shall be paid without notice or demand and without set-off, counterclaim, abatement, suspension, deduction, or defense except to the extent (if any) otherwise expressly set forth in this Lease. As more particularly set forth herein, Tenant shall pay all Taxes (hereinafter defined), insurance premiums, maintenance, repair and replacement costs and expenses, utility charges and expenses, and all other costs and expenses, of whatever nature, relating in any way to the Premises and/or the operation thereof during the Term except as otherwise provided in this Lease. In addition, this Lease shall continue in full force and effect and the obligations of Tenant hereunder shall not be released, discharged, diminished, or otherwise affected by reason of any damage to or destruction of the Premises, or any part or parts thereof, by any partial taking, or by any restriction on or prevention of or interference with any use of the Premises or any part or parts thereof, except to the extent otherwise expressly set forth in this Lease. Landlord shall have no responsibility or obligation, whatsoever, with respect to the Premises or the condition or use thereof during the Term and shall be absolutely, without limitation, exculpated from any and all such responsibilities and/or obligations, all such responsibilities and obligations being those of Tenant, except as and to the extent that any such responsibilities or obligations arise from the gross negligence or willful misconduct of Landlord. For avoidance of doubt, the foregoing shall not obligate Tenant to pay any Landlord administrative costs or insurance premiums that Landlord may elect to incur with respect to the Premises.

1.8 Rent. For purposes of this Lease, the Base Rent, Fair Market Rent, additional rent, and any other sums, charges or amounts of whatever nature to be paid by Tenant, in favor of Landlord, pursuant to the provisions of this Lease, shall be collectively referred to herein as “Rent”.

ARTICLE 2
OPERATING COVENANTS

2.1 Use of Premises.

2.1.1 Permitted Uses. Tenant may use the Premises for operation of a newspaper publishing and news and digital media business and for all purposes reasonably and customarily related thereto or as otherwise permitted by law, including without limitation administrative and other offices; printing presses; newsprint storage; warehouse; delivery services; truck fleet parking, maintenance and repair; website, mobile apps and mobile news services; advertising services; food services; employee fitness; communications and transmission tower(s); newspaper recycling; loading docks; and production facilities.

2.1.2 Restrictions. Tenant shall not use or allow the Premises or any portion thereof to be used for any purpose or use, nor shall any activity be conducted in, on or upon the Premises, which in any manner constitutes a public or private nuisance, or which violates any law or governmental regulation, or which is prohibited by or would cause cancellation of any insurance policy which Tenant or Landlord is obligated to maintain hereunder.

EXHIBIT 10.1

2.1.3 Compliance with Laws, Rules and Regulations. Tenant acknowledges that Landlord has made no warranty or representation regarding the suitability of the Premises for Tenant’s intended use. Tenant, at its sole cost and expense, shall comply with and conform to all present and future laws, codes, ordinances, orders, judgments, decrees, injunctions, rules, regulations and requirements, even if unforeseen or extraordinary, of every governmental authority or agency (“Laws”),and all covenants, restrictions and conditions now of record, which in each case may be applicable to Tenant, Landlord’s ownership of the Premises, the Premises, or the use, manner of use, occupancy, possession, operation, maintenance, alteration, repair or reconstruction of the Premises during the Term, even if compliance therewith (a) necessitates structural changes or improvements to the Premises (including changes required to comply with the American With Disabilities Act of 1990) or (b) requires Tenant to carry insurance other than as required by the provisions of this Lease.

2.1.4 Right to Contest. Tenant shall have the right to contest the validity of any Laws of the nature referred to herein, by appropriate legal proceedings, without cost or expense to Landlord, which shall be subject to a minimum fourteen (14) business days prior written notice to Landlord which specifically sets forth the nature and scope of such legal proceedings and includes final copies of all materials to be submitted in connection therewith, and provided that no such action by Tenant shall cause Landlord or any Landlord parent or affiliate to suffer any civil, or be subjected to any criminal, penalties, or incur any expense.

2.1.5    Signs. During the Term, Landlord shall have no obligation to provide any signage for Tenant at the Premises. Tenant shall have the right, at Tenant’s sole cost, to install any and all signage at the Premises as deemed necessary or desirable by Tenant for its business. All signage installed by Tenant on or about the Premises shall be subject to applicable Laws.

2.2  Real Estate Taxes and Assessments.

2.2.1  Definition. As used herein, “Real Estate Taxes” shall mean all general and special real estate taxes and assessments, municipal or county water and sewer rates and charges and assessments for improvements to the Premises, which shall be levied against the Premises, excluding however (a) any increases in taxes resulting from a change of ownership of the Premises during the Term, (b) any increases in taxes resulting from improvements made to the Premises by Landlord which were not requested by Tenant or required by this Lease, and (c) any revenue, estate, gift, inheritance or succession tax payable by Landlord or any other tax, assessment, levy or charge upon or measured in whole or in part by the income or profits of Landlord.

2.2.2  Payment by Tenant. Prior to delinquency, Tenant shall pay or cause to be paid all Real Estate Taxes accrued against the Premises during the Term and commencing on and after the Commencement Date. Landlord shall provide Tenant with copies of all bills for Real Estate Taxes attributable to the Premises promptly after said bills are received by Landlord. Notwithstanding any provision of this Lease to the contrary, Tenant shall not be liable for any fines, obligations or penalties to the extent arising out of Landlord’s failure to timely provide Tenant with copies of any bills received by Landlord for Real Estate Taxes attributable to the Premises, and Landlord shall pay all such fines, obligations and/or penalties.

EXHIBIT 10.1

2.2.3  Proration. Real Estate Taxes for the fiscal year in which this Lease expires or terminates shall be prorated between Landlord and Tenant at the expiration or earlier termination of this Lease so that Tenant shall pay only that portion of such Real Estate Taxes equivalent to that proportion which the number of days of such fiscal year falling within the Term bear to the total number of days of such fiscal year, and Landlord shall pay only that portion of such Real Estate Taxes attributable to the number of days of each such fiscal year not falling within the Term. The party actually paying the Real Estate Taxes for such fiscal year shall be entitled to reimbursement from the other promptly following demand based upon the results of such proration.

2.2.4  Right to Contest. Tenant shall have the right to contest in good faith the amount or validity of any Real Estate Taxes, in whole or in part, by appropriate administrative and legal proceedings, either in its own name, Landlord’s name or jointly with Landlord, without any cost or expenses to Landlord; Tenant shall have the right to receive any refund of taxes paid resulting from such contest to the extent attributable to the Term and subject to appropriate prorations at the commencement and termination of this Lease; and Tenant may postpone payment of any such contested Real Estate Taxes pending the prosecution of such proceedings and any appeals so long as such proceedings shall operate to prevent the collection of such Real Estate Taxes and the sale of the Premises to satisfy any lien arising out of the nonpayment of the same; provided that Tenant promptly shall pay such Real Estate Taxes in the event a final decision in such contest shall be adverse to and not appealed by Tenant. Landlord shall promptly execute and deliver to the Tenant whatever documents may be necessary or proper to permit the Tenant to so contest any such Real Estate Taxes or which may be necessary to secure payment of any refund which may result from any such proceedings.

2.2.5  Refunds. Landlord covenants and agrees that if there shall be any refunds or rebates on account of any Real Estate Taxes paid by Tenant under the provisions of this Lease, such refund or rebate shall belong to Tenant. Any such refunds or rebates received by Landlord shall be held in trust for the benefit of Tenant and shall be forthwith paid to Tenant. Landlord shall, on request of Tenant, sign any receipt which may be necessary to secure the payment of any such refund or rebate, and shall pay over to Tenant such refund or rebate as received by Landlord. The provisions of this paragraph shall survive the expiration or earlier termination of this Lease.

2.2.6  Personal Property. Tenant covenants and agrees to pay before delinquency all personal property taxes, assessments and liens upon Tenant’s FFE&I and/or other personalty belonging to Tenant and situated within the Premises.

2.3  Utilities.

2.3.1 Utility Facilities. Throughout the Term hereof and including any extension thereof, Tenant shall be responsible for and shall promptly pay as and when due all charges for all utilities at the Premises including without limitation, heat, water, gas, electricity, telephone, sanitary sewer and other utilities used or consumed in, on or upon the Premises (“Utilities”). Tenant shall be responsible for all utility connections. Tenant, at its sole cost and expense, shall determine the availability of and shall install in, on and about the Premises all additional or contemporary facilities, if any, necessary for the provision of any Utilities. Without limitation, Tenant shall pay all charges and expenses associated with the use of said facilities and Utilities at the Premises and Tenant shall pay all connection or other charges pertaining to the Premises levied by public utilities or municipalities with respect to their services during the Term.

EXHIBIT 10.1

2.3.2 Interruption of Services. Any interruption or discontinuance of Tenant’s business, services, or Utilities, shall not constitute a disturbance of Tenant’s use and possession of the Premises and shall not relieve Tenant from the performance of Tenant’s obligations under this Lease. Landlord shall not be liable to Tenant for any interruption or discontinuance of Tenant’s business, services, or Utilities, under any circumstances whatsoever except as and to the extent such interruption or discontinuance is directly and exclusively caused by Landlord’s gross negligence or willful misconduct.

2.4  Improvements and Alterations.

2.4.1  By Landlord. Landlord shall have no obligation whatsoever to perform, build, construct, or install any improvements or alterations on or about the Premises at any time during the Term.

2.4.2  By Tenant.

2.4.2  Alterations. Tenant shall have the right at any time and from time to time during the Term to make or suffer to be made any changes, alterations, additions or improvements on, to or about the Premises (“Alterations”) as Tenant may reasonably deem necessary or desirable, provided, however, that the prior written consent of Landlord (which consent shall not be unreasonably withheld, conditioned or delayed) shall be required for any Alteration the cost of which is reasonably likely to exceed $500,000.00 in the aggregate. Any Alterations, except movable furniture, furnishings, decorations and trade fixtures or other property comprising part of Tenant’s FFE&I, shall at once be deemed a part of the realty and belong to Landlord.

2.4.3  Tenant FFE&I. Tenant may install on the Premises such furnishings, trade fixtures, machinery and equipment as Tenant deems necessary for its business activities, which upon installation shall constitute part of Tenant FFE&I as defined below; provided that the installation and use of all such furnishings, trade fixtures, machinery and equipment shall be in compliance with any and all applicable Laws and no such furnishings, trade fixtures, machinery and equipment shall be installed in any manner which materially and adversely affects the structural integrity of the Improvements without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed. Title thereto shall remain in Tenant, even though such furnishings, trade fixtures, machinery and equipment may be affixed to the Premises.

2.4.4  Conditions. Notwithstanding any provisions to the contrary contained herein, all Alterations shall be subject to the following conditions:

2.4.4.1  Tenant shall pay, or cause to be paid, the entire cost of the any Alteration.

2.4.4.2  Tenant shall provide a written notice to Landlord of Tenant’s intention to commence any Alteration before commencement (other than minor decorations to the Premises, such as movable partitions, carpeting, painting and wallpapering, which shall not be deemed to constitute an Alteration for the purposes of this Lease). The notice shall specify the nature of the intended Alteration. Tenant shall submit to Landlord detailed plans and specifications regarding same.

EXHIBIT 10.1

2.4.4.3  Tenant shall keep the Premises free from and promptly remove any mechanic’s liens and indemnify, defend, and hold Landlord harmless from any and all liability or expense of any kind and description (including reasonable attorneys’ fees) which may arise out of or be connected in any way with an Alteration. Any mechanic’s lien filed against the Premises for an Alteration or materials furnished to Tenant shall be discharged by Tenant within sixty (60) days of its filing, at Tenant’s sole expense, by payment or filing of a bond in an amount equal to the amount of the claim of the lien issued by a company authorized to issue surety bonds in South Carolina.

2.4.4.4  Tenant shall obtain and pay for all necessary permits and approvals and shall comply with all applicable governmental requirements and insurance rating bureau recommendations.

2.4.4.5  Upon the completion of any Alteration, Tenant shall furnish to Landlord plans and specifications prepared by a certified architect depicting such Alterations as installed, if applicable.

2.4.4.6  Landlord shall have the right to post and maintain on the Premises any notices of non-responsibility provided for under applicable law, to record said notices with the Official Records of Richland County, South Carolina.

2.4.4.7  All such Alterations shall be completed in a good and workmanlike manner and upon completion thereof Tenant shall deliver to Landlord the certificate of occupancy, if applicable.

2.4.4.8  Each Alteration, when completed, shall be of such character as not to affect adversely the value of the Premises immediately before such Alteration.

2.5 Maintenance and Repairs.

2.5.1 Generally. Throughout the Term hereof, Tenant shall keep and maintain the Premises (including, without limitation, all Improvements located therein, all Alterations made thereto, and all fixtures installed therein) in good condition and repair and Tenant shall be responsible for any and all maintenance, repairs and replacements to the Premises, both structural and nonstructural, ordinary or extraordinary, foreseen or unforeseen, of every nature and kind whatsoever, including and with respect to, without limitation, any: structural repairs and replacements, foundations, wear and tear, exterior and/or load bearing walls, interior and exterior windows, roof (including all structural and system components thereof), end of life span replacements, and, mechanical, electrical, plumbing, heating, ventilation and air conditioning and life safety systems (the “Systems”) of the Premises, and all landscaping, sidewalks, driveways and parking areas contained in or about the Premises. Tenant shall make all such repairs and replacements as may be necessary to keep and maintain the Premises in accordance with industry standards, and in a reasonable manner consistent with the management of office buildings of similar age and construction located in the Columbia, South Carolina trade area, and to maintain the Premises in substantially the same condition received by Tenant as of the Commencement Date. Tenant shall reasonably monitor and inspect the Premises and its condition, on a reasonably routine basis, and as necessary, to determine whether repairs, maintenance, or replacements to the Premises are reasonably required. Except as otherwise set-forth in Section 2.5.2, Tenant shall perform all maintenance, repairs, or replacements in a reasonable and timely manner, without any undue delay, in accordance with industry standards, and in a reasonable manner consistent with comparable buildings in the area of Columbia, South Carolina. Without limiting the generality of the foregoing, Tenant will perform the repair and maintenance items set forth on Exhibit B attached hereto on or before the dates for such items indicated thereon (the “Required Repair and Maintenance Items”) and in the scope and manner recommended in that certain property condition report prepared by LCK and entitled “The State Newspaper Building, 1401 Shop Road, Columbia, South Carolina Executive Inspection Summary, February 22, 2018”. Landlord or any person designated by Landlord (including, without limitation, a professional inspection engineer or any interested governmental authority) shall be permitted to inspect the Required Repair and Maintenance Items in accordance with the terms and conditions of Section 2.10. If Tenant fails to timely complete any Required Repair and Maintenance Items, Landlord shall have the right (but not the obligation) to enter upon the Premises and cause the completion of such Required Repair and Maintenance Items in accordance with the terms and conditions of Section 4.5.2. Tenant shall keep and maintain the Premises in a clean, safe, sanitary and tenantable condition in a manner compatible with its intended use, shall not permit any garbage, waste, refuse or dirt of any kind to accumulate in or about the Premises, shall keep all Systems in good working order and operating condition, shall keep all drives, parking areas, entrances and pedestrian walkways free from snow and ice and shall make any repairs, replacements or improvements which may be required by any applicable Laws. Tenant shall not cause deterioration, waste, damage or injury to the Premises. Landlord shall not be required to make any repairs, alterations, maintenance or replacements in or to the Premises. For the avoidance of doubt, Tenant’s maintenance responsibilities shall be at a standard of a prudent and reasonable owner of comparable property, and Tenant shall be responsible for the repair of any wear and tear or damage that occurs to the Premises including, without limitation, as a result of any failure to maintain or repair the Premises in a reasonable and timely manner. Landlord shall not be required to make demand or compel Tenant’s performance of the obligations set forth in this Section 2.5, and any delay or failure by Landlord with respect thereto, shall not be a waiver of any Landlord rights.

EXHIBIT 10.1

2.5.2  Capital Items. Notwithstanding the foregoing, during the last year of the Term, Tenant shall not be required to make any capital repairs to the Premises unless, within such one (1) year period, (a) such repair is necessary to maintain the safety of the Premises, or a life safety system servicing the Premises, (b) the condition needing repair would materially worsen without such repair, (c) the failure to make such repair would materially decrease the value of the Premises, or (d) Tenant has commenced such repair prior to or during such one (1) year period.

2.5.3  Warranties. To facilitate Tenant’s repair, maintenance and restoration obligations under this Lease, Tenant shall have the right and license during the Term to enforce any trade, material and/or equipment warranties held by Landlord with respect to the Premises or any part thereof, and Landlord shall use good faith, due diligence and reasonable commercial efforts to cooperate with Tenant in the enforcement of any such warranties.

2.5.4  Survival. Any obligations of Tenant pursuant to this Section 2.5 which arise during the Term shall survive the termination of this Agreement.

2.6 Insurance.

2.6.1  Commercial General Liability. Tenant shall, at Tenant’s sole expense, during the entire Term hereof, keep in full force and effect a policy of commercial general liability insurance with respect to the Premises, and the business operated by Tenant in the Premises, in which the primary coverage per accident or occurrence is not less than $9,000,000.00 combined single limit, except that such insurance in excess of $1,000,000.00 may be covered by a so-called “umbrella” or “excess coverage” policy. Each such policy shall name Landlord and Landlord’s lender as an additional insured.

2.6.2  Property Insurance. Tenant shall, at Tenant’s sole expense, during the entire Term, keep in full force and effect a policy of “all risk” property insurance against fire, vandalism, malicious mischief, and such other hazards as are from time to time included in a standard extended coverage endorsement, insuring the Premises in an amount equal to the full replacement value of the Premises (with an agreed amount endorsement, excluding land value), and insuring the betterments and improvements made by it to the Premises, and all trade fixtures, furnishings and equipment owned by Tenant and located on or within the Premises, in an amount equal to the full replacement value thereof.

2.6.2.1 At all times when any work is in process in connection with the performance of any Alterations or Premises related work, including with respect to the installation of Tenant’s FFE&I and Personal Property if affixed to the Premises, Tenant shall carry builder’s risk insurance covering all Alterations, in form and amounts and with companies satisfactory to Landlord, naming Landlord and any other party in interest as an additional insured, and Tenant shall require all contractors and subcontractors to maintain the following insurance:

(a) The insurance described in Section 2.6.1;

(b) Worker’s Compensation, as required by law;

EXHIBIT 10.1

(c) Automobile liability insurance, including but not limited to, passenger liability, on all owned, non-owned and hired vehicles in connection with the Premises, with a combined single limit per occurrence of not less than Two Million Dollars ($2,000,000.00) for bodily injury and property damage.

2.6.3 Form. The policies required under this Section 2.6 may be furnished by Tenant under any blanket policy carried by it (provided the minimum limits set forth above are applicable to the Premises) or under a separate policy therefor. The insurance shall be with carriers with a Best Insurance rating of “A” or better and a financial size rating of “XII” or better. Certificates of the insurers, on such forms as Landlord shall reasonably approve, evidencing the maintenance of such insurance policies shall be delivered to Landlord prior to commencement of the Term, and, upon renewals, not less than fifteen (15) days prior to the expiration of a coverage period. Landlord will be entitled to participate in the adjustment of any losses and to receive insurance proceeds to the extent of its interest in and rights under the foregoing policies.

2.6.4 Release and Waiver of Subrogation. Tenant hereby releases Landlord, its officers, directors, employees and agents from any and all liability or responsibility (or anyone claiming through or under them by way of subrogation or otherwise) for any loss or damage to property covered by insurance required to be maintained by Tenant under this Lease, or otherwise covering the Premises, even if such loss or damage shall have been caused by the fault of negligence of Landlord, and Tenant’s insurance policies hereunder shall be endorsed to provide such waiver of subrogation.

2.6.5 Indemnity. Tenant agrees to indemnify and save Landlord harmless against and from any and all claims, damages, losses, liabilities, costs, and expenses (including without limitation, reasonable attorneys’ fees), arising out of (a) Tenant’s use or occupancy of the Premises during the Term, (b) the conduct or management of the business conducted by Tenant or any subtenant or other occupant in the Premises during the Term, (c) any breach or default on the part of the Tenant in the performance of any covenant or agreement on the part of the Tenant to be performed pursuant to the terms of this Lease during the Term (d) any act or negligence of Tenant, its agents, contractors, servants, guests, employees, subtenants, concessionaires or licensees in or about the Premises during the Term, and (e) as a result of any illegal activity conducted by Tenant or its employees at the Premises, if any. In case any action or proceeding is brought against Landlord by reason of any such claim, Tenant, upon notice from Landlord, shall defend such action or proceeding which is brought against Landlord by reason of any such claim. Tenant, upon notice from Landlord, covenants to defend such action or proceeding by attorneys reasonably satisfactory to Landlord. Tenant is aware of the environmental condition of the Premises as of the Commencement Date, and Tenant covenants not to sue Landlord for any matter arising therefrom, and hereby releases Landlord and its affiliates, and waives any claims, damages, liability, or responsibilities of any nature or kind against Landlord, arising in connection with the environmental condition of the Premises as of the Commencement Date.

2.7 Environmental Matters.

2.7.1 No Discharge by Tenant. During the Term of this Lease, Tenant shall not allow any Hazardous Substances, to be installed, used, introduced, stored, treated, disposed of, generated, released, discharged, dumped, or transported in, upon or over the Premises in violation of applicable law, nor allow any soil or ground water pollution or contamination with any Hazardous Substances on or about the Premises. Tenant shall conduct its operations during the Term of this Lease in compliance with all requirements of any Environmental Laws relating to the handling, use, storage, release and disposal of Hazardous Materials on or about the Premises.

EXHIBIT 10.1

2.7.2 Definition. For purposes of this Lease, “Hazardous Substances” shall mean any substance or material defined or designated as hazardous or toxic waste, hazardous or toxic material, a hazardous, toxic or radioactive substance, hazardous or potentially hazardous to human health, or other similar term, by any federal, state or local environmental and/or health statute, regulation, or ordinance presently in effect. The term “Hazardous Substances” shall also include, without limitation, raw materials, building components, the products of any manufacturing or other activities on the Premises, wastes, petroleum, and source, or by-product material. For purposes of this Lease, “Environmental Laws” shall mean any law, statute, ordinance or regulation pertaining to health, industrial hygiene, Hazardous Substances, or the environment.

2.7.3 Removal. Notwithstanding any other provision of this Lease, upon discovery of any Hazardous Substances on, in, or about the Premises, or any release or threatened release of any Hazardous Substances on, in or about the Premises, Tenant shall promptly notify Landlord thereof in writing. Tenant shall promptly take all actions necessary at its sole cost and expense (a) to comply with applicable law and Environmental Laws requiring notification of government agencies and any other person or entity concerning such Hazardous Substances, and (b) to remove or remediate from the Premises all such Hazardous Substances to the extent (i) Tenant, its employees, agents, independent contractors or other representatives caused such Hazardous Substances to be spilled, released, discharged or deposited after the Commencement Date on or about the Premises during the Term of this Lease, and (ii) required under applicable Environmental Laws. Tenant shall handle and dispose of such Hazardous Substances in accordance with Environmental Laws.

2.7.4 Permitted Substances. Notwithstanding the foregoing, Landlord acknowledges that from time to time in the course of usual, ordinary and/or customary practice of operating Tenant’s businesses at the Premises and carrying out the uses permitted by this Lease (including without limitation the production of newspapers and vehicle storage, fueling and maintenance), Tenant may bring on to and use on the Premises customary legal quantities of certain Hazardous Substances (such as inks, cleansers, solvents, lubricants, fuels, etc.), and Landlord hereby consents to such use so long as the ownership, handling and use of said substances is only in those amounts common and customary for the subject business practice and in full compliance with all Environmental Laws.

2.7.5 Existing Condition. The parties acknowledge that, as of the Commencement Date of this Lease, (a) Landlord is purchasing the Premises from Tenant, (b) Tenant is leasing the Premises in its current condition and Landlord shall have no obligations to Tenant pursuant to this Lease for the presence of Hazardous Substances on or about the Premises existing as of the Commencement Date, (c) Tenant shall have no obligations to Landlord pursuant to this Lease for the presence of Hazardous Substances on or about the Premises existing as of the Commencement Date, and (d) both Landlord and Tenant are aware of the environmental conditions on the Premises disclosed by or described in those items set forth in Exhibit C attached hereto (“Existing Conditions”).

EXHIBIT 10.1

2.8 Tenant FFE&I. The parties acknowledge and agree that as of the Commencement Date, the Premises contains substantial furnishings, trade fixtures, equipment, machinery, personal property, inventory and supplies which are owned by Tenant, are not fixtures of the sort typically exclusively related to the operation or maintenance of real property, and are used in connection with Tenant’s business on the Premises (the “Tenant FFE&I”), including without limitation those items described on Exhibit D hereto. Nothing to the contrary in this Lease withstanding, all Tenant FFE&I installed by or at the request of Tenant in the Premises shall be and remain the property of Tenant and they shall be deemed personal property no matter how they are affixed to the Premises and shall be removable at any time during the Term of this Lease (or, in the event of an early termination of this Lease, at any time within thirty (30) days after the date of such termination). The removal of any such FFE&I shall be at the expense of Tenant, who shall repair any damage or injury to the Premises occasioned by the removal thereof.

2.9 Quiet Enjoyment. Landlord covenants, warrants and represents to Tenant that it has full right and power to execute and perform this Lease and to grant the estate demised herein. So long as Tenant shall duly and punctually perform and observe all of its obligations under this Lease, Tenant, for itself and its authorized assignees and subtenants hereunder, shall peaceably and quietly enjoy the Premises free from hindrance by Landlord or any party claiming by, through or under Landlord, subject, however, to zoning laws and ordinances, and recorded easements and restrictions.

2.10   Landlord’s Reserved Rights; Right of Entry. Landlord, at all times upon not less than twenty-four (24) hours advance notice (except in the case of emergency, in which case notice shall be given to the extent practical), shall have the right during Tenant’s regular business hours to enter the Premises to inspect and to monitor the same, to supply any service to be provided by Landlord to Tenant hereunder, to show the Premises to prospective purchasers, investors, service providers, mortgagees or tenants (provided that, unless Tenant is in default beyond any applicable notice and cure periods, the period for showing the Premises to prospective tenants is limited to the last two (2) years of the Term) and to post notices of non- responsibility. Landlord shall not damage the Premises in any material respect as a result of such entry or access and shall otherwise conduct the same so as to comply with Tenant’s reasonable safety and security requirements at the Premises (provided Tenant shall be responsible for providing advance notice of such requirements prior to each such access) and in such a manner as not to interfere with present occupants, uses and/or operations on the Premises. Tenant shall have the right (but not the obligation) to accompany Landlord or its agents at all times they are on the Premises.

EXHIBIT 10.1

ARTICLE 3
TRANSFER EVENTS

3.1 Assignments by Tenant. Except as otherwise expressly provided herein, Tenant shall have no right to assign or transfer this Lease, sublet all or any part of the Premises, grant a mortgage on Tenant’s leasehold interest under this Lease or otherwise hypothecate any interest of Tenant hereunder, or grant a license or other use or occupancy right to any other person or entity to use all or any part of the Premises, whether voluntarily, involuntarily or by operation of law or whether directly or indirectly (any of the foregoing being a “Transfer”), in each case without the prior written consent of Landlord, which consent may not be unreasonably withheld, conditioned or delayed. Without limiting any other reasonable basis for Landlord’s withholding consent to a proposed Transfer, Tenant acknowledges that it shall be reasonable for Landlord to withhold its consent to a proposed Transfer where (i) the proposed transferee is not, in Landlord’s reasonable opinion, sufficiently creditworthy to perform the obligations such transferee will have under this Lease and the proposed Transfer document; or (ii) the proposed transferee is not a publicly traded company listed on the New York Stock Exchange or Nasdaq Stock Market and will, in Landlord’s reasonable judgment, be unable to provide adequate financial reports or other disclosures as may be necessary in order to meet Landlord’s then-applicable investment guidelines and/or legal requirements. Notwithstanding the foregoing, Tenant may engage in any of the following transactions (each, a “Permitted Transfer”) without the consent of the Landlord: (a) the sublease or assignment of Tenant’s interest under this Lease (the “Tenant Interest”) to any Affiliate (as defined herein) of Tenant provided Tenant guarantees to Landlord the payment and performance of such Affiliate’s obligations hereunder, in form and substance reasonably acceptable to Landlord; (b) the sublease or assignment of the Tenant Interest in connection with a transaction pursuant to which Tenant (or any Affiliate of Tenant) is merged or consolidated with any other entity or pursuant to which all or substantially all of Tenant’s voting stock or assets (including, without limitation, the Tenant Interest) are sold or transferred as a “going concern” and in a single transaction, or (c) the sublease or license to unaffiliated third parties of portions of the Premises comprising not more than 65% of the rentable area of the Premises in the aggregate; provided, however, that (i) the Transfer shall be made in good faith and for a legitimate business purpose other than circumventing the restrictions on Transfer otherwise applicable under this Section 3.1, (ii) Tenant shall have given Landlord at least fifteen (15) days’ prior written notice of any intended Permitted Transfer (which notice shall contain information reasonably necessary for Landlord to conclude that Tenant’s intended transaction qualifies as a Permitted Transfer), and (iii) the Permitted Transfer shall be subject to all of the other terms and conditions of this Lease. As used herein, “Affiliate” shall mean any entity which controls, is controlled, or is under common control with Tenant.

3.1.1 Consent. In the event Tenant desires to enter into a Transfer other than a Permitted Transfer, Tenant shall notify Landlord in writing at least thirty (30) days in advance of the proposed effective date of Transfer, of Tenant’s intent to so Transfer, the proposed effective date of such Transfer, and the terms and conditions of the Transfer including all rent and other consideration to be paid by the proposed transferee, and shall request in such notification that Landlord consent thereto. Upon request, Tenant shall provide Landlord with all additional information relating to any proposed Transfer as may be reasonably requested by Landlord. If Landlord consents in writing to a Transfer, such consent shall be deemed conditioned upon Tenant’s compliance with the provisions of Section 3.1.2 below within thirty (30) days of Landlord’s consent (or any shorter period as may be applicable as set forth in Section 3.1.2) and the failure to so comply in a timely manner shall be deemed to give Landlord reasonable cause for withholding or withdrawing its consent.

EXHIBIT 10.1

3.1.2 Conditions to Transfer. The following conditions shall apply to any Transfer:

3.1.2.1 At the time of such Transfer, this Lease must be in full force and effect without any default of Tenant existing beyond any applicable notice and cure period.

3.1.2.2 The transferee shall assume in the case of an assignment, by written instrument, in form and content reasonably satisfactory to Landlord, the due performance of all Tenant’s obligations under this Lease, including any accrued obligations at the time of the assignment.

3.1.2.3 A copy of the Transfer instrument and the original assumption agreement pursuant to Section 3.1.2.2 above (both in form and content satisfactory to Landlord) fully executed by the transferee, shall be received by Landlord within twenty (20) days from the effective date of such Transfer.

3.1.2.4 Such Transfer shall be subject to all the provisions, terms, covenants and conditions of this Lease including but without limitation all use restrictions and restrictions on Transfer hereunder and Tenant shall continue to be and remain primarily and unconditionally liable hereunder.

3.1.2.5 Except in the case of a Permitted Transfer, Tenant shall, within ten (10) days of Landlord’s billing Tenant therefor, reimburse Landlord for Landlord’s reasonable attorneys’ fees for examination of and/or preparation of any documents in connection with such Transfer, up to a maximum amount of $2,500.00.

3.1.3 Any purported Transfer not made in full compliance with the provisions of this Section 3.1 shall, at Landlord’s election, be void and shall confer no rights upon any third person. No act or conduct by the Landlord other than its express written consent shall constitute its consent or waiver of its consent rights with respect to a particular Transfer. No Transfer or consent to Transfer will operate to waive Landlord’s rights with respect to any future Transfer. Except as explicitly agreed to by Landlord in writing, a Transfer or Permitted Transfer shall not relieve Tenant from the performance of the obligations set forth in this Lease.

3.1.4 The Premises is leased to certain existing tenants as of the Commencement Date which are described on Exhibit E attached hereto (the “Existing Leases”). For avoidance of doubt, the Existing Leases (and any renewals thereof) are not being assigned to Landlord as part of Landlord’s purchase of the Premises from the Seller, and shall be treated as subleases between the Tenant and such parties, and are exempt from the requirements and restrictions of the foregoing paragraph. Tenant shall use commercially reasonable efforts to amend each of the Existing Leases to explicitly make it a sublease, expressly subordinate to this Lease. In the event that and Existing Leases shall not be explicitly subordinate to the terms and provisions of this Lease, Tenant shall attorn to Landlord and shall at all times administer such Existing Leases in accordance with the terms of this Lease. Immediately and automatically, in the event of a termination of this Lease, the Existing Leases shall be deemed to have been assigned by Tenant to Landlord, and Tenant shall transfer and assign to Landlord any security deposit, claim, or amounts held in connection with an Existing Leases to Landlord. Without Landlord’s prior written consent, which shall not be unreasonably withheld or delayed, Tenant shall not enter into any amendments or extensions of the Existing Leases that would serve to cause the terms of such Existing Leases to extend beyond the Term.

EXHIBIT 10.1

3.2 No Liens. Without in each instance the prior written consent of Landlord, Tenant shall not directly or indirectly create or permit to be created or to remain, and will immediately discharge, any lien, encumbrance, or charge on, or pledge of, the Premises, or any part thereof, the interest of Tenant hereunder or therein, or the Rent or other payments hereunder, other than: (a) this Lease; (b) any assignment, pledge, lien, encumbrance, charge, conditional sale, or title retention agreement affecting the Premises, resulting solely from (i) any action by Landlord or (ii) any liability or obligation of Landlord which Tenant is not obligated by this Lease to assume; (c) liens for Taxes not yet payable arising after the Commencement Date; or (d) liens of mechanics, materialmen, suppliers, or vendors, or rights thereto, incurred in the ordinary course of business after the Commencement Date for sums which under the terms of the related contracts are not yet due, provided that such reserve or other appropriate provision, if any, as may be required by generally accepted accounting principles shall have been made therefor. In amplification and not in limitation of the foregoing, Tenant shall not knowingly permit any portion of the Premises to be used by any person or persons or by the public, as such, at any time or times during the Term, in such manner as might tend to impair the title or interest of Landlord in the Premises, or any portion thereof, or in such manner as might make possible a claim or claims of adverse use, adverse possession, prescription, dedication, or other similar claims of, in, to, or with respect to the Premises, or any part thereof.

3.3 Assignment by Landlord. In the event of a sale or conveyance by Landlord of the Premises, or in the event of an assignment or transfer of Landlord’s interest in this Lease, the same shall operate to release Landlord from any future liability upon any of the covenants or conditions herein contained which accrues after the date of transfer, and in such event Tenant agrees to look solely to the successor in interest of Landlord in and to this Lease, provided that (a) such transfer is made subject to the terms of this Lease and (b) the transferee expressly agrees in writing to assume the Landlord’s obligations. This Lease shall not be affected by any such sale or conveyance, and Tenant agrees to attorn to the purchaser or grantee, which shall be obligated on this Lease only so long as it is the owner of Landlord’s interest in and to this Lease.

3.4 Surrender and Return of Premises Upon Lease Expiration. Upon the termination of this Lease, by expiration or otherwise, Tenant shall surrender the Premises (including without limitation, all Improvements located therein, all Alterations made thereto and all fixtures installed therein, except Tenant’s FFE&I, and except to the extent (if any) otherwise expressly set forth herein), to Landlord in condition comparable to that received by Tenant on the Commencement Date (ordinary wear and tear excepted), vacant and free from all tenants and occupants, broom clean, free of all trash and debris and otherwise in the same good order, condition and repair in which Tenant is obligated to keep, repair, and maintain the Premises throughout the Term pursuant to Section 2.5, excepting only damage from casualty or condemnation that Tenant is not responsible for the repair or restoration of to the extent (if any) expressly provided hereunder. All of Tenant’s FFE&I, moveable furnishings, trade fixtures and other equipment and personal property owned by Tenant shall be removed from the Premises by Tenant, at Tenant’s sole expense, by no later than the date of termination, and Tenant shall repair any and all damage caused by such removal. In the event Tenant fails so to remove any such moveable furnishings, trade fixtures and other equipment and personal property, or fails to repair any such damage to the Premises or the Property, Landlord may do so and Tenant shall reimburse Landlord for the actual reasonable documented out-of-pocket cost of such removal and repair upon demand. In any event, any trade fixtures, equipment, furniture and other personal property of Tenant which remain in the Premises for over thirty (30) days following the expiration or earlier termination of the Term, at the Landlord’s option, shall be deemed abandoned by Tenant and retained as the property of the Landlord or sold or otherwise disposed of by the Landlord, in any such case without any liability to or recourse by the Tenant or anyone claiming by, through or under the Tenant. The provisions of this Section 3.4 shall survive the expiration or earlier termination of this Lease.

EXHIBIT 10.1

3.5           Right to Repurchase. As set forth herein, Tenant shall have the right to repurchase the Premises upon the expiration of the term of this Lease (including Extension Term(s), if applicable) upon mutually agreeable terms and conditions (the “Repurchase Option”). In the event that Tenant wishes to exercise the Repurchase Option, Tenant shall deliver written notice of such election to Landlord not later than one hundred eighty (180) days prior to the expiration of this Lease (including Extension Term(s), if applicable), which notice shall include the proposed terms and conditions of Tenant's repurchase offer. Landlord shall review the offer and shall have the option, in Landlord's sole and absolute discretion, to: (a) accept the offer, or (b) refuse the offer, and the parties shall negotiate reasonably and in good faith manner for a period of thirty (30) days in attempt to arrive at reasonable and mutually acceptable terms and conditions for such repurchase. In the event that the parties have been unable to agree on terms and conditions for the repurchase during such thirty (30) day period, Landlord shall be precluded for a period of three (3) months following the expiration of the Lease from selling the Premises to a third party for a purchase price less favorable than the last offered by Tenant. If Landlord determines that the terms and conditions of Tenant’s proposal are acceptable, then the parties shall proceed with the negotiation of a mutually agreeable purchase and sale agreement for the repurchase in accordance with the terms of such proposal.

ARTICLE 4
ADVERSE EVENTS

4.1 Destruction of Improvements. If the Premises, or any portion thereof, are destroyed or damaged by fire, explosion, or any other event whatsoever (a “Casualty”), then Tenant shall, as soon as practicable, repair, restore, and rebuild the Premises to a condition equivalent to that existing prior to such casualty, and shall do so each time and as often as any portion of the Premises shall be destroyed or damaged. Except as expressly provided in Section 4.1.1, below, no damage or destruction of any building or any of the fixtures or other property therein shall be grounds for the termination of this Lease or relieve the Tenant from any obligation created or imposed by virtue of this Lease, any laws of the state in which the Premises is located to the contrary notwithstanding; including, but without limiting the generality of the foregoing, Tenant’s obligation to make payment of the Rent and all other charges on the part of the Tenant to be paid, and the Tenant’s obligation to perform all other covenants and agreements on the part of the Tenant to be performed. For avoidance of doubt, Tenant shall have the right to any and all insurance proceeds that may be payable in connection with a Casualty except as expressly set forth below. Tenant shall in any event be entitled to all insurance proceeds received on account of any damage or destruction to Tenant’s FFE&I and other personal property.

4.1.1 Notwithstanding anything contained in this Lease to the contrary, if 50% or more of the Improvements are damaged or destroyed by fire or other casualty during the last two (2) years of the Term hereof, or if, in Landlord’s or Tenant’s reasonable opinion supported by the opinion of third party experts, it will reasonably take more than 270 days from the date of payment of the loss by the insurance carrier to restore the Improvements to their condition immediately prior to such casualty, then Landlord and Tenant each shall have the right to terminate this Lease by giving the other party written notice of such termination within forty-five (45) days after the date of such damage or destruction, specifying a termination date of at least one hundred twenty (120) days after the date of such notice of termination. If this Lease is terminated as aforesaid, Tenant shall pay or cause to be paid to Landlord on or prior to the date of termination insurance proceeds or a direct payment from Tenant, or any combination of the two, in an aggregate amount equal to (a) the proceeds of all insurance maintained by Tenant hereunder covering such loss, (b) any deductible or other self-retained amount covering such loss and (c) any remaining amount necessary so that Landlord shall have received in full the reasonably estimated cost to restore the Improvements to their condition immediately prior to such casualty.

EXHIBIT 10.1

4.2 Eminent Domain. If all or substantially all of the Premises shall be sold to or taken by any public authority under its power of condemnation or the threat thereof, this Lease shall terminate as of the date possession shall be transferred to the acquiring authority, and the Rent payable hereunder shall be apportioned accordingly. Upon any taking of less than substantially all of the Premises, this Lease shall continue in force as to the part of the Premises not taken. In the event of any such partial taking, Tenant, at Tenant’s sole cost except as otherwise provided herein, shall diligently rebuild or restore the remainder of the Premises to the condition in which they existed at the time of such taking. Except as herein specifically provided otherwise, all damages awarded by or amounts paid by the acquiring authority for any such taking, whether for the whole or a part of the Premises, shall belong to and be the property of Landlord; provided that Tenant shall have the right to make its separate claim for compensation for any loss or damage it suffers to its trade fixtures and for statutory relocation expenses, provided any such claim does not reduce the amount of the award otherwise payable to Landlord. In the event of a partial taking any proceeds received by Landlord shall first be applied to reimburse Tenant for the costs of rebuilding or restoring the Premises to its condition at the time of taking on mutually agreeable, reasonable terms and conditions (which may include, without limitation, those that an institutional construction lender would customarily and reasonably require for disbursement of construction loan proceeds).

4.2.1 Notwithstanding anything contained in this Lease to the contrary, if more than fifty percent (50%) of the floor area of the Premises are taken during the last year of the Term, Landlord and Tenant each shall have the right to terminate this Lease by giving to the other written notice of such termination within thirty (30) days after the date of such taking, specifying a termination date of at least sixty (60) days and not more than ninety (90) days after the date of notice of termination. Failure to give notice of termination within such thirty (30) day period shall be deemed to be a waiver of such right of termination.

4.3 Landlord’s Non-Liability. Landlord shall not be liable to Tenant, and Tenant hereby waives all claims against Landlord, for any injury or damage to any person or property (including without limitation Tenant’s FFE&I) in or about the Premises resulting from the Premises, or any part thereof or any equipment thereof, becoming out of repair; flooding of basements or other areas; damages caused by sprinkling devices, air conditioning apparatus, snow, frost, water leakage, steam, excessive heat or cold, falling plaster, broken glass, sewage, gas, odors or noise or the bursting or leaking of pipes or plumbing fixtures; any act or neglect of other tenants or occupants or employees in the Premises; or any other thing or circumstance whatsoever concerning the Premises, whether of a like nature or of a wholly different nature, to the fullest extent permitted by applicable law, except as and to the extent any such claims directly and exclusively arise out of Landlord’s gross negligence or willful misconduct. All property in or about the Premises belonging to Tenant, its agents, employees or invitees shall be there at the risk of Tenant or other person only, and Landlord shall not be liable for damage thereto or theft, misappropriation or loss thereof. If Tenant shall recover a money judgment against Landlord pursuant to a Landlord default of this Lease, Landlord’s liability shall be limited to Landlord’s interest in the Premises and shall levy exclusively against Landlord’s right, title and interest in the Premises, including the rents, income, and insurance proceeds thereof.

EXHIBIT 10.1

4.4 Holding Over. If Tenant remains in the Premises beyond the expiration of the Term, or sooner following an early termination as provided for herein, such holding over shall not be deemed to create any tenancy at will, but Tenant shall be a tenant at sufferance only, subject to all of Tenant’s obligations set forth herein except that Base Rent shall be payable for Tenant’s use and occupancy at a daily rate equal to one hundred fifty percent (150%) of the Base Rent otherwise provided for herein. The acceptance of a purported rent check following termination shall not constitute the creation of a tenancy at will, it being agreed that Tenant’s status shall remain that of a tenant at sufferance, at the aforesaid daily rate. Any reference in this Lease to Tenant’s obligations continuing during the period of any holdover shall not be deemed to grant Tenant the right to a holdover or imply Landlord’s consent to any such holdover. In addition, Tenant shall indemnify Landlord for, from, and against all costs, claims, liabilities and damages arising directly from or in any manner related to any such holdover.

4.5 Default.

4.5.1 If (a) default be made in the payment of Base Rent or any other sum or amount payable hereunder by Tenant, and such default shall continue for ten (10) days after receipt of written notice of default, or (b) default be made in any of the other covenants or conditions herein contained on the part of Tenant and such default shall continue for thirty (30) days after written notice thereof shall have been given to Tenant, (except that such thirty (30) day period shall be automatically extended for an additional period of time reasonably necessary to cure such default if such default cannot be cured within such first 30 day period and provided Tenant commences the process of curing such default within said first 30-day period and continuously and diligently pursues such cure to completion), or (c) Tenant shall make an assignment for the benefit of creditors, or (d) a petition is filed by or against Tenant to have Tenant adjudged a bankrupt or for reorganization, liquidation, dissolution or arrangement under any law relating to bankruptcy (unless, in the case of a petition filed against Tenant, the same is dismissed within ninety (90) days), or (e) a receiver or trustee of Tenant’s or guarantor’s property shall be appointed and such receiver or trustee, as the case may be, shall not be discharged within ninety (90) days after such appointment, or (f) Tenant shall be dissolved or liquidated or proceedings shall have been commenced to dissolve or liquidate, or (g) Tenant shall fail to maintain insurance coverage as required herein, or (h) Tenant shall make an assignment or Transfer in violation of this Lease, then in any such case, Landlord may, without further notice to Tenant, except as required by this subsection, terminate Tenant’s tenancy and recover possession of and reenter the Premises without accepting a surrender of the Premises or affecting Tenant’s liability for past Rent and other charges due or future Rent and other charges to accrue hereunder. In the event of any such default, Landlord shall be entitled to recover from Tenant, in addition to Rent, all other actual damages sustained by Landlord proximately caused by the breach of this Lease, including, but not limited to, the costs, expenses and reasonable attorney fees incurred by Landlord in enforcing the terms and provisions hereof and in reentering and recovering possession of the Premises and for the cost of repairs, alterations and brokerage and reasonable attorney fees connected with the reletting of the Premises. As an alternative, at the election of Landlord, Landlord shall have the right to accept a surrender of the Premises (without the need for any affirmative act or acquiescence by Tenant), without any further rights or obligations on the part of Landlord or Tenant (other than Tenant’s obligation for Rent and other sum due and owing through the date of acceptance of surrender), so that Landlord may relet the Premises without any right on the part of Tenant to any credit or payment resulting from any reletting of the Premises. Tenant shall remain liable for the timely payment of any economic deficit or deficiency, if any, resulting from a reletting of the Premises pursuant to the terms of this Lease. Alternatively, at the option of the Landlord, in the event Tenant’s tenancy is so terminated, Landlord may recover forthwith against Tenant as damages for loss of the bargain and not as a penalty an aggregate sum, which at the time of such termination of Tenant’s tenancy, represents the amount of the excess, if any, of the value of the whole balance of Base Rent, charges and all other sums payable hereunder for the entire balance of the Term herein reserved or agreed to be paid by Tenant, over the then current fair market rental value of the Premises, such difference to be discounted to net present value at the rate of 1% per annum. In case of a default under this Lease, Landlord may, in addition to terminating Tenant’s tenancy and/or accepting a surrender, or in lieu thereof, pursue such other legal or equitable remedy or combination of remedies and recover such other damages for breach of tenancy and/or contract as available at law or otherwise. All of the remedies available to Landlord under this Lease shall be cumulative and may be exercised by Landlord without any prejudice to or waiver of Landlord’s rights, in any order or combination that Landlord shall require.

EXHIBIT 10.1

4.5.2 Cure and Recover. All covenants and agreements to be performed by the Tenant under any of the terms of this Lease shall be performed by Tenant at Tenant’s sole cost and expense and without any abatement of rent. If the Tenant shall fail to pay any sum of money required to be paid by it hereunder, other than rent, or shall fail to perform any other act on its part to be performed hereunder, and such failure shall continue for 30 days after notice thereof by the Landlord, the Landlord may, but shall not be obligated to, cure such default, without waiving or releasing the Tenant from any other default by Tenant under this Lease. All sums so paid by the Landlord and all necessary incidental costs (including reasonable attorney’s fees) incurred by Landlord in enforcing any of the terms, covenants or conditions of this Lease, or curing any default or in suing for or obtaining relief by reason of a breach thereof, together with interest on all of the foregoing at the rate set forth below from the date of payment or incurring by the Landlord, shall be payable as additional Rent to the Landlord on demand. Landlord shall have, in addition to any other right or remedy of the Landlord, the same rights and remedies in the event of the nonpayment thereof by the Tenant as in the case of default by the Tenant in the payment of Rent. Landlord may use the Security Deposit and to effectuate any such cure.

4.5.3 Remedies Cumulative. Landlord’s rights hereunder shall be in addition to, and not in lieu of, every other right or remedy provided for herein or now or hereafter existing at law or in equity by statute or otherwise, including, but not limited to injunctive relief, specific performance and damages. The exercise or beginning of exercise by Landlord of any one or more rights or remedies, provided herein or now or hereafter existing at law or in equity by statute or otherwise, shall not preclude the simultaneous or later exercise by Landlord of any or all other rights or remedies provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise. All such rights and remedies shall be considered cumulative, nonexhaustive, and nonexclusive.

4.5.4 Landlord’s Defaults. Any failure by Landlord to perform the Landlord’s obligations as set forth herein shall not be deemed to be in default hereunder unless such default shall remain uncured for more than thirty (30) days following written notice from Tenant specifying the nature of such default and provided Landlord has not commenced to cure such default during such thirty day period, or, such longer period as may be reasonably required to correct such default. In no event whatsoever shall Landlord be liable hereunder for any consequential, special punitive or any indirect damages.

4.5.5 Right to Cure. Tenant may, but shall not be obligated to, cure any default of Landlord under this Lease. If Tenant at any time pays any sum or performs any act which requires the payment of any sum in connection with Tenant’s cure of a default by Landlord hereunder, then the sum so paid by Tenant shall be immediately due and payable by Landlord to Tenant and Landlord in its sole and reasonable discretion may elect either to (1) offset Tenant’s next monthly payment(s) of Base Rent then due by an amount equal to the sum so paid by Tenant, or (2) reimburse the sum so paid by Tenant in cash payable on or before the date that is thirty (30) days after the date Tenant has notified Landlord in writing of Landlord’s obligation to reimburse Tenant for such sum. If Landlord has not so paid within thirty (30) business days after Tenant has notified Landlord in writing of Landlord’s obligation to reimburse Tenant for such sum, such sum shall bear interest at the rate of ten percent (10%) per annum (but in no event to exceed the maximum amount allowed by law) from the date the sum is paid by Tenant until the date Tenant is reimbursed by Landlord.

EXHIBIT 10.1

4.6      No Landlord’s Lien. Notwithstanding anything herein to the contrary, Landlord will not claim, Landlord shall not have, and Landlord does hereby fully and completely waive any “landlord’s lien” or “lessor’s lien” or other lien or security interest of any kind, be it contractual or statutory (“Landlord’s Lien”), on or against the goods, equipment, chattels, FFE&I, personal property, or other property of any and every kind owned by Tenant and now or hereafter placed or installed in or on the Premises, and no such Landlord’s Lien shall be available for Landlord in connection with the non-payment of Rent, the default by Tenant under this Lease, or for any other reason.

4.7      No Punitive or Consequential Damages. Except as otherwise expressly set forth herein, Tenant shall not be liable to Landlord at any time for any consequential or indirect damages or for any punitive damages under or in connection with this Lease or the Premises.

ARTICLE 5
REPRESENTATIONS AND WARRANTIES

5.1    Representations and Warranties by Tenant. The representations and warranties of Tenant in this Section 5.1 are a material inducement for Landlord to enter into this Lease. Tenant represents and warrants to Landlord as follows:

5.1.1    Power and Authority. Tenant is a corporation, duly organized and in good standing under the laws of the State of Delaware. Tenant has full power and authority to enter into this Lease and to perform this Lease. The execution, delivery and performance of this Lease by Tenant have been duly and validly authorized by all necessary corporate action on the part of Tenant and all required consents or approvals by the shareholders, officers and/or directors of Tenant have been duly obtained. Each individual executing this Lease on behalf of said corporation represents and warrants that he or she is duly authorized to execute and deliver this Lease on behalf of said corporation, and that this Lease is binding upon said corporation in accordance with its terms. This Lease is a legal, valid and binding obligation of Tenant, enforceable against Tenant in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws from time to time in effect which affect the rights of creditors generally or by limitations upon the availability of equitable remedies.

5.1.2    Patriot Act.

(a) Neither execution or performance of this Lease by Tenant, nor the use of the Premises by Tenant pursuant to this Lease, will violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto. In addition, Tenant warrants, represents and covenants that neither Tenant nor any owner, officer, director, partner or member of Tenant, nor any of its respective affiliated entities is or will be an entity or person (i) that is listed in the Annex to, or is otherwise subject to the provisions of Executive Order 13224 issued on September 24, 2001 (“EO13224”), (ii) whose name appears on the United States Treasury Department’s Office of Foreign Assets Control (“OFAC”) most current list of “Specifically Designed National and Blocked Persons” (which list may be published from time to time in various mediums including, but not limited to, the OFAC website, http:www.treas.gov/ofac/t11sdn.pdf), (iii) who commits, threatens to commit or supports “terrorism”, as that term is defined in EO 13224, or (iv) who is otherwise affiliated with any entity or person listed in subparts (i) – (iii) above. Any and all parties or persons described in subparts [i] – [iv] above are herein referred to as a “Prohibited Person.”

EXHIBIT 10.1

(b) Tenant further represents, warrants, covenants and agrees that neither Tenant, nor any director or officer of Seller, nor any of their respective affiliated entities, has or will knowingly (i) conduct any business, nor engage in any transaction or dealing, with any Prohibited Person, including, but not limited to, the making or receiving of any contribution of funds, goods, or services, to or for the benefit of a Prohibited Person, or (ii) engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in EO13224.

5.2           Representations and Warranties By Landlord. The representations and warranties of Landlord in this Section 5.2 are a material inducement for Tenant to enter into this Lease. Landlord represents and warrants to Tenant as follows:

5.2.1    Power and Authority. Landlord is a limited liability company, duly formed and organized and in good standing under the laws of the State of Delaware and qualified to do business under the laws of the State of South Carolina. Landlord has full power and authority to enter into this Lease and to perform this Lease. The execution, delivery and performance of this Lease by Landlord have been duly and validly authorized by all necessary company action on the part of Landlord and all required consents or approvals by the members and managers of Landlord have been duly obtained. This Lease is a legal, valid and binding obligation of Landlord, enforceable against Landlord in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws from time to time in effect which affect the rights of creditors generally or by limitations upon the availability of equitable remedies.

5.2.2    Patriot Act. Neither execution or performance of this Lease by Landlord, nor the ownership of the Premises by Landlord, will violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto. In addition, Landlord warrants, represents and covenants that neither Landlord nor any owner, officer, director, partner or member of Landlord, nor any of its respective affiliated entities, is or will be a Prohibited Person. Landlord further represents, warrants, covenants and agrees that neither Landlord, nor any director or officer of Landlord, nor any of their respective affiliated entities, has or will knowingly (a) conduct any business, nor engage in any transaction or dealing, with any Prohibited Person, including, but not limited to, the making or receiving of any contribution of funds, goods, or services, to or for the benefit of a Prohibited Person, or (b) engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in EO13224.

5.3           Brokers. Landlord and Tenant each covenant that they have not dealt with any real estate broker, finder or other such party entitled to be paid a fee or a commission with respect to this Lease. Each party shall indemnify and hold the other party harmless from all damages, claims, liabilities or expenses, including reasonable attorneys’ fees, resulting from any claims that may be asserted against the other party by any real estate broker or finder with whom the indemnifying party either has or is purported to have dealt.

EXHIBIT 10.1

ARTICLE 6
LEASE ADMINISTRATION

6.1           Estoppel Statements. Landlord and Tenant each agree that at any time and from time to time upon not less than fifteen (15) days prior request of the other party, the party of whom the request is made shall execute, acknowledge and deliver to the requesting party a statement in writing certifying (a) that this Lease is unmodified and in full force and effect (or if there have been modifications, specifying the same), (b) the dates to which the rent and other charges have been paid, (c) that the other party is not in default under any provisions of this Lease (or if such party knows of any such default, specifying the same) and (d) such other matters as such party or such party’s mortgagee shall reasonably request; it being intended that any such statement may conclusively be relied upon by Landlord (if requested by Landlord), Tenant (if requested by Tenant), any person proposing to acquire Tenant’s or Landlord’s interest in this Lease or any prospective mortgagee of or assignee of any mortgage upon, Landlord’s interest. Any such certification shall be deemed to have been given for good and valuable consideration whether so stated or not.

6.2           Subordination, Non-Disturbance and Attornment. Tenant agrees that this Lease is and shall automatically be and shall remain subordinate to the interests of any holder (a “Superior Holder”) of any present or future mortgage, deed of trust, ground lease or master lease upon all or any part of the Premises (each, a “Superior Instrument”), irrespective of the time of execution or time of recording of any such Superior Instrument, and to all renewals, extensions thereof, modifications or amendments thereto or advances thereunder, as applicable, without the execution of any further document, instrument, or approval by Tenant. Upon the request of Landlord or any Superior Holder, Tenant shall enter into a subordination, non-disturbance and attornment agreement with such Superior Holder in the form of Exhibit F annexed hereto or such other form as may be required by such Superior Holder and reasonably acceptable to Tenant. Notwithstanding the foregoing or anything to the contrary contained herein, at the request in writing of any Superior Holder, this Lease shall be deemed superior to its Superior Instrument, whether this Lease was executed before or after such Superior Instrument lease, and Tenant shall execute such documents in recordable form as the Superior Holder shall request.

6.3           Waiver. One or more waivers of any covenant or condition by either party shall not be construed as a waiver of a subsequent breach of the same covenant or condition, and the consent or approval by either party to or of any act by the other party requiring the first party’s consent or approval shall not be deemed to render unnecessary the first party’s consent or approval to or of any subsequent similar act by the other party. No breach of a covenant or condition of this Lease shall be deemed to have been waived by either party, unless such waiver be in writing signed by such party.

6.4           Recording. This Lease shall not at any time be recorded in the public records. At the request of either Landlord or Tenant, a short form or memorandum of this Lease in the form attached hereto as Exhibit G, shall be signed by all parties hereto and recorded in the public records. The costs of any such recording shall be borne by the party requesting recordation.

EXHIBIT 10.1

ARTICLE 7
GENERAL PROVISIONS

7.1           Notices. All notices and demands by any party to any other shall be given in writing and either personally served or sent by a nationally recognized overnight courier or by United States certified mail, postage prepaid, return receipt requested, and addressed as follows:

If to Tenant:                                       The McClatchy Company 2100 Q Street
Sacramento, CA 95816
Attention: R. Elaine Lintecum
Fax: 916-326-5586
E-Mail: elintecum@mcclatchy.com

with a mandatory copy to:                 The McClatchy Company 2100 Q Street
Sacramento, CA 95816
Attention: Legal Department
Fax: 916-326-5586
E-Mail: cmuilenburg@mcclatchy.com

If to Landlord:                                   Voltari Real Estate Holding LLC
767 Fifth Avenue, Suite, 100
New York. NY 10153
Attn: Peter A. Kaouris
Email: pkaouris@vltc.us
Fax No.: (212) 750 - 5826

with a mandatory copy to:                 Brown Rudnick LLP
185 Asylum Street
Hartford, Connecticut 06103
Attn: Thomas J. Regan, Esq.
Email: tregan@brownrudnick.com
Fax No. (860) 509-6501

Any party may, upon prior notice to the others, specify a different address for the giving of notice. Notices shall be effective on the date of personal service or one day after sending if sent by overnight courier or two (2) Business Days after sending if sent by certified mail, return receipt requested. As used herein, “Business Day” shall mean any day other than a Saturday, Sunday or holiday recognized by banks in New York City.

7.2           Attorneys’ Fees. Should either party hereto commence an action against the other to enforce any obligation under this Lease, the prevailing party (as determined in such action) shall be entitled to recover from the non-prevailing party reasonable attorneys’ fees, costs and expenses incurred in contesting such dispute.

EXHIBIT 10.1

7.3           Force Majeure. In the event that Landlord or Tenant shall be delayed or hindered in or prevented from the performance of any act required hereunder other than the payment of Rent, by reason of strikes, lockouts, labor troubles, inability to procure materials, failure of power, restrictive governmental laws, regulations, orders or decrees, riots, insurrection, war, acts of God, cyber attack or data incident, inclement weather, or other reason beyond such party’s reasonable control, then performance of such act shall be excused for the period of the delay and the period for the performance of any such act shall be extended for a period equivalent to the period of such delay. In the event that Landlord or Tenant shall be delayed or hindered in or prevented from the performance of any act required hereunder, including the payment of Rent, by reason of failure of power, cyber attack or data incident, then performance of such act shall be excused for the period of the delay and the period for the performance of any such act shall be extended for a period equivalent to the period of such delay.

7.4           Construction and Effect. THIS LEASE SHALL BE GOVERNED BY THE LAWS OF THE STATE OF SOUTH CAROLINA and the provisions hereof shall be construed in accordance with their fair meaning. Each of the parties hereto has agreed to the use of the particular language of the provisions of this Lease (and all attached exhibits), and any questions of doubtful interpretation shall not be resolved solely by any rule or interpretation providing for interpretation against the party who causes the uncertainty to exist or against the drafter. The subject headings have been inserted in this Lease for convenience only and shall not be used to alter or interpret the content of this Lease. The invalidity, illegality or unenforceability of any provision contained in this Lease shall not affect or render invalid, illegal or unenforceable the remainder of this Lease. In this Lease the neuter gender includes the feminine and masculine, and the singular number includes the plural wherever the context so requires. If more than one Tenant is named above, the obligation of each of such Tenant hereunder shall be and is joint and several.

7.5           Time; Covenants Run With Land. Time is of the essence of this Lease. All the covenants, agreements, conditions and restrictions set forth in this Lease are intended to be and shall be construed as covenants running with the Premises, binding upon, inuring to the benefit of and enforceable by the parties hereto and their successors and assigns, subject to any restrictions and/or limitations that might be specifically set forth elsewhere in this Lease.

7.6           Integration; Amendment. There are no representations or agreements between the parties hereto relating to the subject matter contained herein other than contained in this Lease. This Lease (and the exhibits attached hereto) is the complete and final integration of all arrangements and agreements between the parties hereto relating to the subject matter contained herein. This Lease (and the exhibits attached hereto) supersedes all previous letter agreements, other documents, and other agreements, oral or written, by or between the parties relating to the subject matter contained herein, provided that the terms of this Lease shall not be deemed to limit any provisions of that certain Purchase and Sale Agreement dated as of January 19, 2018, as amended, by and between Seller and Landlord which by their terms expressly survive the closing of the transactions contemplated therein, provided however, if there shall be any conflict between the obligations of the Tenant pursuant to this Lease, the provisions of this Lease shall control. Any amendment of or supplement to this Lease must be in writing and executed by all the parties hereto.

7.7           Exhibits. All exhibits and/or other documents to which reference is made herein are hereby deemed incorporated in this Lease by this reference.

EXHIBIT 10.1

7.8           Further Cooperation. The parties hereto agree to cooperate in executing any other or further documents appropriate or necessary to carry out the provisions of this Lease.

7.9           Counterparts. This Lease may be executed simultaneously or in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Lease. Facsimile and PDF (portable document format) signatures on this Lease shall be binding as if original.

7.10           Relationship of Parties. The relationship of the parties hereto is that of Landlord and Tenant, and it is expressly understood and agreed that Landlord does not, in any way, nor for any purpose, become a partner of Tenant or a joint venturer with Tenant in the conduct of Tenant’s business or otherwise. Nothing contained in this Lease shall be taken or construed to create any agency between Landlord and Tenant or to authorize the Tenant to do any act or thing or to make any contract so as to encumber in any manner the title of the Landlord to the Premises or to create any claim or lien upon the interest of the Landlord in the Premises.

7.11           Financial Statements. If at any time, Tenant shall cease to be a publicly traded company listed on the New York Stock Exchange or Nasdaq Stock Market, Tenant shall provide consolidated financial statements to Landlord at the end of each quarter in accordance with Landlord’s applicable securities requirements or as otherwise requested by the Landlord, reflecting Tenant’s performance on a quarterly basis, and shall reimburse Landlord for its reasonable expenses related to such compliance.

7.12           Survival of Obligations. Any obligations of Tenant occurring prior to the expiration or earlier termination of this Lease shall survive such expiration or earlier termination.

7.13           Waiver of Jury Trial. TO THE MAXIMUM EXTENT PERMITTED BY LAW, LANDLORD AND TENANT EACH WAIVE THE RIGHT TO TRIAL BY JURY IN ANY LITIGATION ARISING OUT OF OR WITH RESPECT TO THIS LEASE.

7.14           Binding Effect. The covenants, agreements and obligations herein contained, except as herein otherwise specifically provided, shall extend to, bind and inure to the benefit of the parties here to and their respective personal representatives, heirs, successors and assigns of Tenant (but in the case of assigns only to the extent that assignment is permitted hereunder). No third party, other than such successors and assigns, shall be entitled to enforce any or all of the terms of this Lease or shall have rights hereunder whatsoever. The submission of this document for examination does not constitute an offer to lease, or a reservation of, or option for, the Premises and this document becomes effective and binding only upon the execution and delivery hereof by both Landlord and Tenant. Tenant confirms that Landlord has made no representations or promises with respect to the Premises or the making or entry into of this Lease except as are expressly set forth herein, and agrees that no claim or liability shall be asserted by Tenant against Landlord for, and Landlord shall not be liable by reason of breach of any representations or promises not expressly stated in this Lease. This Lease can be modified or altered only by agreement in writing between Landlord and Tenant.

7.15           Modifications. Tenant agrees to execute any reasonable modification of this Lease which may be required by a lender as a condition to making a mortgage loan on the Premises; provided that no such modification shall alter the rent or term provided herein or reduce the full economic value hereof or involve cost to Tenant.

EXHIBIT 10.1

7.16           Independent Covenants. Tenant waives all rights to (a) any abatement, suspension, deferment, reduction or deduction of or from Rent, and/or (b) quit, terminate or surrender this Lease or the Premises or any part thereof, except, in either case, as expressly provided herein. Tenant hereby acknowledges and agrees that the obligations of Tenant hereunder shall be separate and independent covenants and agreements, that Rent shall continue to be payable in all events and that the obligations of Tenant hereunder shall continue unaffected, unless the requirement to pay or perform the same shall have been terminated pursuant to an express provision of this Lease. Tenant agrees that Tenant shall not take any action to terminate, to rescind or to avoid this Lease notwithstanding any default by Landlord hereunder. Landlord and Tenant each acknowledges and agrees that the independent nature of the obligations of Tenant hereunder represents fair, reasonable and accepted commercial practice with respect to the type of property subject to this Lease, and that this agreement is the product of free and informed negotiation during which both Landlord and Tenant were represented by counsel skilled in negotiating and drafting commercial leases in South Carolina. Such acknowledgements, agreements and waivers by Tenant are a material inducement to Landlord entering into this Lease.

[Remainder of Page Intentionally Blank - Signature Page Follows]

EXHIBIT 10.1

IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the day and year first above written.

“Landlord” VOLTARI REAL ESTATE HOLDING, a Delaware limited liability company By: /s/ Peter A. Kaouris Name: Peter A. Kaouris Its: Chief Accounting Officer	“Tenant” THE McCLATCHY COMPANY, a Delaware corporation By: /s/ R. Elaine Lintecum Name: R. Elaine Lintecum Its: Vice President, Finance & CFO